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                           SCHEDULE 14A (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

                           Filed by the Registrant [X]
                   Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:
                         [X] Preliminary Proxy Statement
                [ ] Confidential, for Use of the Commission Only
                        (as permitted by Rule 14a-6(e)(2))
                         [ ] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
         [ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                               NEBO PRODUCTS, INC.
               (Name of Registrant as Specified in its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

1) Amount previously paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:





                               NEBO PRODUCTS, INC.
12382 Gateway Parkplace, Suite 300 *Draper, Utah 84020 *Telephone (801) 495-2150
-------------------------------------------------------------------------------


                                  July 2, 2002

To the Shareholders of NEBO Products, Inc.:

         You are cordially invited to attend the special shareholders meeting of NEBO Products, Inc., a Utah corporation, to be held at 770 South Post Oak Lane, Suite 435, Houston, Texas 77056, in the law offices of Sonfield and Sonfield, on Wednesday, August 3, 2002, at 10:00 a.m. Central Daylight Time.

         At this meeting you will be asked to approve two amendments to our articles of incorporation. The first amendment provides for a change of our corporate name to NEBO Products Holdings, Inc. and the second amendment provides for the creation of two new classes of common stock, a new Class A common stock and Class B common stock that would replace our existing common stock. In connection with the adoption of this second amendment, we will undertake a recapitalization of the company. For each one and one-tenth (1/10th) shares of common stock you now hold, following adoption of the second amendment you will receive one share of Class A common stock and one-tenth (1/10th) of one share of Series 1 Class B common stock. No fractional shares will be issued in the recapitalization to any shareholder who would in the aggregate hold less than one whole share of either Class A common stock or Series 1 Class B common stock. As provided in the amendment, the total number of authorized shares of all classes will be increased from 200,000,000 shares to 300,000,000 shares. It is anticipated that only the Class A common stock will be publicly traded on the OTC Bulletin Board.

         These proposals are very important to you. The change of our corporate name will better reflect our new structure and our activities. The creation of the new classes of common stock and the increase in authorized shares are designed to give us greater flexibility in the issuance of our shares for future acquisitions or financings.

         We have enclosed the Notice of Special Meeting, the proxy statement and the proxy for the Special Meeting of shareholders.

         Details of the proposed amendments are set forth in the accompanying proxy statement, which you should read carefully. On behalf of our Board of Directors and our employees, I cordially invite all shareholders to attend the Special Meeting. It is important that your shares be voted on matters that come before the meeting. Whether or not you plan to attend the meeting, I urge you to promptly complete, sign, date and return the enclosed proxy card in the prepaid envelope provided.

Sincerely,

/s/Scott Holmes
----------------------------
Scott Holmes
Chief Executive Officer

OUR SOLE DIRECTOR HAS APPROVED THE PROPOSED AMENDMENT PROVIDING FOR THE CHANGE OF CORPORATE NAME AND THE PROPOSED AMENDMENT PROVIDING FOR THE RECAPITALIZATION AND RECOMMENDS THAT ALL STOCKHOLDERS VOTE TO APPROVE THEM.





                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          To be Held on August 3, 2002

         NOTICE IS HEREBY GIVEN that the Special Meeting of Shareholders of NEBO Products, Inc., a Utah corporation ("NEBO"), will be held on Wednesday, August 3, 2002, at 10:00 a.m. Central Daylight Time, in the law offices of Sonfield and Sonfield located at 770 South Post Oak Lane, Suite 435, Houston, Texas 77056 for the following purposes, which are more completely discussed in the accompanying proxy statement:

                  1. To consider and approve a proposal to amend Article 1 of NEBO's Articles of Incorporation to change the corporate name to NEBO Products Holdings, Inc.

                  2. To consider and approve a proposal to amend Article 4 of NEBO's Articles of Incorporation to:

o authorize the issuance of up to (a) 165,000,000 shares of Class A common stock, no par value, and (b) 35,000,000 shares of Class B common stock, no par value, of which 2,000,000 shares are designated Series 1 Class B common stock; and

o reclassify each outstanding one and one-tenth (1/10th) shares of NEBO's existing common stock into
                           (a) one share of Class A common stock and (b) one-tenth (1/10th) of one share of Series 1 Class B common stock upon surrender of physical share certificates representing the existing common stock for new Class A common stock and Series 1 Class B common stock certificates.

                  3. To consider and transact such other business as may properly come before the meeting or any adjournments thereof.

         Only shareholders of record at the close of business on July 2, 2002, are entitled to notice of and to vote at the Special Meeting of Shareholders.

By Order of the Board of Directors,

/s/Mont Warren
----------------------------
Mont Warren
Secretary

Draper, Utah
July 2, 2002

You are cordially invited to attend NEBO's Special Meeting of Shareholders. It is important that your shares be represented regardless of the number you own. Even if you plan to be present at the Special Meeting, you are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided. If you attend the Special Meeting, you may vote either in person or by proxy. You may revoke any proxy given by you in writing or in person at any time prior to the start of the Special Meeting.



                               NEBO PRODUCTS, INC.
12382 Gateway Parkplace, Suite 300 *Draper, Utah 84020 *Telephone (801) 495-2150
-------------------------------------------------------------------------------


                                  July 2, 2002

                                 PROXY STATEMENT

         We are furnishing this proxy statement to the shareholders of NEBO Products, Inc. ("NEBO") in connection with the solicitation of proxies by and on behalf of our Board of Directors for use at our Special Meeting of Shareholders (the "Special Meeting") to be held on Wednesday, August 3, 2002, at 10:00 o'clock a.m. Central Daylight Time, in the law offices of Sonfield and Sonfield located at 770 South Post Oak Lane, Suite 435, Houston, Texas 77056, and at any and all adjournments thereof. Only shareholders of record on July 2, 2002, will be entitled to notice and to vote at the Special Meeting. This proxy statement and form of proxy are first being mailed to shareholders on or about July 3, 2002. The following is a summary of the proposal regarding the change of our corporate name and recapitalization of our capital stock.


                              QUESTIONS AND ANSWERS



Why did I receive this proxy statement? We have sent you this Notice of Special Meeting and Proxy Statement and proxy or voting instruction card because the NEBO Board of Directors is soliciting your proxy to vote at our Special Meeting of Shareholders on August 3, 2002 (the Special Meeting). The Proxy Statement contains information about matters being voted on at the Special Meeting and information about us.

Who is entitled to vote? You may vote if you owned common stock as of the close of business on July 2, 2002. On July 2, 2002, there were approximately 17,221,000 shares of our common stock outstanding and entitled to vote at the Special Meeting.

How many votes do I have? Each share of common stock that you own entitles you to one vote.

What am I being asked to vote on? You are being asked to approve two amendments to our articles of incorporation:

         Proposal #1:  Amendment to Change Corporate Name.

                  We are proposing to amend Article 1 of our Articles of Incorporation to change our corporate name to NEBO Products Holdings, Inc.

         Proposal #2:  Recapitalization

                  We are proposing to amend Article 4 of our Articles of Incorporation to reclassify our existing common stock and replace it with a new Class A common stock and Series 1 Class B common stock. This change will also result in a recapitalization of the company.

What will I receive if the recapitalization is approved? In the recapitalization, you will be required to surrender a physical certificate or certificates evidencing your ownership of common stock. When those certificates are received by the company's transfer agent, for each one and one-tenth (1/10th) shares of our existing common stock evidenced by those certificates, you will receive:

|X|      one share of Class A common stock; and
|X|      one-tenth (1/10th) of one share of Series 1 Class B common stock.

What will happen if the recapitalization results in my owning a fraction of a share of Class A or Class B common stock? We will not issue fractional shares in the recapitalization. In lieu thereof, you would receive cash in an amount equal to the value of the fractional share, up to a maximum payment of $1.00, if you specifically request such a payment.

When would the amendment to the articles of incorporation become effective? Assuming shareholder approval of the first proposal, the effective date of the corporate name change will occur upon filing the articles of amendment with the Division of Corporations of the State of Utah. Assuming shareholder approval of the second proposal, the effective date of the recapitalization will occur upon filing the articles of amendment with the Division of Corporations of the State of Utah, which will occur as soon as reasonably practicable following the Special Meeting, the qualification for trading of the Class A common stock on the OTC Bulletin Board and the effective date of the Form 8-A relating to the Class A common stock and Class B common stock to be filed with the Securities and Exchange Commission. The Board of Directors may decide, in its sole discretion, not to implement the recapitalization at any time before the effective time.

How do I vote?  You can vote in the following ways:

o By Mail: If you are a holder of record, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your shares in street name, please complete and mail the voting instruction card.

o At the Special Meeting: If you are planning to attend the Special Meeting and wish to vote your shares in person, we will give you a ballot at the meeting. If your shares are held in street name, you need to bring an account statement or letter from your broker, bank or other nominee indicating that you are the beneficial owner of the shares on July 2, 2002, the record date for voting. Even if you plan to be present at the meeting, we encourage you to complete and mail the enclosed card to vote your shares by proxy.

What if I return my proxy or voting instruction card but do not mark it to show how I am voting? Your shares will be voted according to the instructions you have indicated on your proxy or voting instruction card. If no direction is indicated, your shares will be voted FOR Proposal 1 (the change of corporate name), FOR Proposal 2 (the recapitalization) and, with respect to any other matter that may properly come before the Special Meeting, at the discretion of the proxy holders.

May I change my vote after I return my proxy card or voting instruction card? You may change your vote at any time before it is exercised in one of three ways:

o Notify our Corporate Secretary in writing before the Special Meeting that you are revoking your proxy;

o Submit another proxy card (or voting instruction card if you hold your shares in street name) with a later date; or

o        Vote in person at the Special Meeting.

What does it mean if I receive more than one proxy or voting instruction card? It means that you have multiple accounts at the transfer agent and/or with banks and stockbrokers. Please vote all of your shares by returning all proxy and voting instruction cards you receive.

What constitutes a quorum? The presence of the holders of a majority of the shares entitled to vote at the Special Meeting constitutes a quorum. Presence may be in person or by proxy. Therefore, you will be considered part of the quorum if you return a signed and dated proxy or voting instruction card or if you attend the Special Meeting. Abstentions and broker non-votes are counted as shares present at the meeting for purposes of determining whether a quorum exists but not as shares cast for any proposal. Because abstentions and broker non-votes are not treated as shares cast, they would have no impact on Proposals 1 or 2.

What vote is required in order to approve each proposal? The required vote is as follows:

o Change of Name (Proposal #1): The change of corporate name requires the affirmative vote of a majority of the shares cast at the Special Meeting.

o Approval of Recapitalization (Proposal #2): Shareholder approval of the recapitalization requires the affirmative vote of a majority of the shares entitled to vote at the Special Meeting

How will voting on any other business be conducted? We do not know of any business or proposals to be considered at the Special Meeting other than those described in this Proxy Statement. If any other business is proposed and we decide to allow it to be presented at the Special Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter according to their best judgment.

Who pays to prepare, mail and solicit the proxies? We will pay all of the costs of soliciting proxies. We will ask banks, brokers and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority of executed proxies. We will reimburse them for their reasonable expenses.

Who should I call if I have questions? If you have questions about the proposals or the Special Meeting, you may call NEBO Products, Inc., 12382 Gateway Parkplace, Suite 300, Draper, Utah 84020, Attention: Mont Warren, Corporate Secretary.

         Neither the Securities and Exchange Commission nor any state securities commission has: (i) approved or disapproved of the change of corporate name or recapitalization of NEBO Products, Inc.; (ii) passed on the merits of the change of corporate name or the merits or fairness of the recapitalization; or (iii) passed upon the adequacy or accuracy of the disclosure in this proxy statement. Any representation to the contrary is a criminal offense.

                                 Special Factors

Change of Corporate Name

         Purpose and Reason. Our Board of Directors believes that changing our corporate name will better reflect our new structure and our recent and ongoing acquisition activities.

         Approval of Shareholders. The proposed amendment to Article 1 of our Articles of Incorporation providing for the change of our corporate name requires the approval by a majority of the votes cast at the Special Meeting.

         Approval of Directors. The change of corporate name was approved by our sole director on July 2, 2002.

Recapitalization

         Purpose and Reason. Our Board of Directors believes implementation of the recapitalization and creation of the Class A common stock and Class B common stock, with a Series 1 Class B common stock will provide us with the greater flexibility to issue common equity, convertible debt and preferred stock, including various classes and series of common stock and preferred stock, for sale, conversion or acquisition purposes.

         Our Board of Directors will have the power to issue a new series of Class B common stock with different rights from those of the Class A common stock or the Series 1 Class B common stock, thus providing the Board of Directors with flexibility in connection with acquisitions, sales of equity or financings. However, as of the date of this proxy statement, we have not entered into any understanding or agreement to issue additional equity or convertible debt securities in any acquisition or financing arrangement.

         If the shareholders approve the recapitalization at the Special Meeting, we will issue new share certificates for the Class A common stock and the Series 1 Class B common stock upon surrender of physical share certificates for the existing common stock. The Board of Directors believes that this procedure may require any short sellers of the company's common stock to cover their positions. This procedure should also allow the transfer agent to make an accurate record of all shareholders of record holding old stock certificates and determine accurately which shareholders are entitled to receive the new Class A common stock and Series 1 Class B common stock.

         Fairness. Because the common stock will be exchanged for Class A common stock and Series 1 Class B common stock, both of which will have substantially the same rights, preferences and privileges as the existing common stock, our Board of Directors believes that the recapitalization is fair to the shareholders. In making this determination, our Board of Directors, however, did not obtain an independent report, opinion or appraisal relating to the fairness of the recapitalization. The company has no plans to obtain an independent report, opinion or appraisal relating to the fairness of the recapitalization.

         Approval of Shareholders. The proposed amendment to Article 4 of our Articles of Incorporation providing for the recapitalization requires the approval by the holders owning a majority of the outstanding shares of common stock.

         Approval of Directors. The recapitalization was approved by our sole director on July 2, 2002.

                     Information Concerning the Solicitation

         Procedure. The proxy solicited hereby, if properly signed and returned to us and not revoked prior to its use, will be voted at the Special Meeting in accordance with the instructions contained therein. If no contrary instructions are given, each signed proxy received will be voted "FOR" Proposal 1, which provides for a change of our corporate name, and "FOR" Proposal 2 to effect a recapitalization, and at the proxy holders' discretion, on such other matters, if any, which may come before the Special Meeting (including any proposal to adjourn the Special Meeting). Both proposals require an amendment to our Articles of Incorporation. If the shareholders approve one of the proposals but not the other proposal, we will file articles of amendment with the Division of Corporations of the State of Utah relating only to effect that proposal that the shareholders approved. Any shareholder giving a proxy has the power to revoke it at any time before the start of the Special Meeting by

o sending to NEBO written notice of its revocation addressed to: NEBO Products, Inc., 12382 Gateway Parkplace, Suite 300,
         Draper, Utah 84020, Attn: Mont Warren, Secretary, or

o submitting to the Secretary not less than 48 hours prior to the time appointed for the Special Meeting a duly executed proxy bearing a later date, or

o appearing in person at the Special Meeting and giving the Secretary notice of his intention to vote in person prior to the time the meeting is called to order.

         We will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by our Board of Directors to shareholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to beneficial owners of our common stock.

         Record Date and Voting Rights. We are currently authorized to issue up to 100,000,000 shares of common stock, no par value and 100,000,000 shares of serial preferred stock. The record date for determination of shareholders entitled to notice of and to vote at the Special Meeting is July 2, 2002, and as of such date 17,221,000 shares of common stock were issued and outstanding. Each share of common stock shall be entitled to one vote. There are no shares of preferred stock issued and outstanding at this time.

         A majority of the outstanding shares of common stock entitled to vote must be represented in person or by proxy at the Special Meeting to constitute a quorum. To approve Proposal 1 and Proposal 2, the holders of the majority of the outstanding shares of common stock must vote in favor of each proposal. Under Utah law, abstentions and broker non-votes shall be counted for purposes of determining a quorum. However, because the affirmative vote of a majority of the outstanding shares of common stock is required to approve the proposed amendment regarding the recapitalization, abstentions and broker non-votes will have the same effect as votes against such proposal.

         Whether or not you are able to attend the Special Meeting, you are urged to complete and return the enclosed proxy, which is solicited by our Board of Directors and will be voted as directed by you on your proxy when properly completed. Not returning your proxy card will have the same effect as voting against the proposals, unless you intend to be present in person to vote.

         The Board of Directors may decide, in its sole discretion, not to implement the recapitalization at any time before the effective time.

         If the shareholders approve the recapitalization, we will issue new share certificates for the Class A common stock and Series 1 Class B common stock upon surrender of physical share certificates for the existing common stock.

         The Board of Directors has not proposed any action for which the laws of the State of Utah entitle shareholders to appraisal or dissenters' rights.

                                   PROPOSAL 1

            APPROVAL OF AN AMENDMENT TO ARTICLE 1 OF NEBO'S ARTICLES
                  OF INCORPORATION TO CHANGE THE CORPORATE NAME

         At the Special Meeting, the shareholders of NEBO will be asked to consider and vote upon an amendment to Article 1 of our Articles of Incorporation to change our corporate name (the "Name Change Amendment").

         If the shareholders approve the Name Change Amendment, then our Board of Directors intends to file articles of amendment to Article 1 of our Articles of Incorporation in the form attached as Appendix A, which will become effective immediately upon acceptance of filing by the Division of Corporations of the State of Utah (the "Effective Time"). The Board of Directors presently intends to file the articles of amendment regarding the Name Change Amendment promptly after the shareholders have approved it. However, as permitted by the laws of Utah, the Board of Directors will not be required to file the articles of amendment regarding the Name Change Amendment if it determines that such action would be in the best interest of NEBO. We currently know of no reason why the articles of amendment regarding the Name Change Amendment would not be filed if adopted by the shareholders.

Purposes

         After careful consideration of the potential advantages and disadvantages of the Name Change Amendment, our Board of Directors believes that the Name Change Amendment is in the best interest of NEBO and its shareholders.

Advantages

         In the event that only the Name Change Amendment is approved by the shareholders, it will not affect in any way the validity of currently outstanding shares of common stock. Share certificates will continue to represent the same number of shares, remain authentic and it will not be necessary for shareholders to surrender share certificates to effect the name change. Instead, when certificates are presented for transfer or, if the Recapitalization Amendment is approved by the shareholders, upon surrender of physical share certificates in connection with the recapitalization, new certificates bearing the new corporate name will be issued and will have a new CUSIP number.

         We do not anticipate a change in the company's trading symbol, "NEBO," unless required by the NASD.

Disadvantages

         While the Board of Directors has determined that implementation of the Name Change Amendment is in the best interests of NEBO and its shareholders, the adoption of the Name Change Amendment may generate some confusion among investors and customers. In addition, the name change will cause us to incur some costs. The Board of Directors believes, however, that any potential confusion resulting from the name change and the cost of the name change will be minimal.

Vote Required for Approval of Name Change Amendment

         The affirmative vote of holders representing a majority of the shares voted at the Special Meeting is needed to approve the Name Change Amendment. Unless otherwise directed, proxies in the accompanying form will be voted "FOR" the Name Change Amendment.

         AS NOTED ABOVE, THE SOLE DIRECTOR OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1.

                                   PROPOSAL 2

 APPROVAL OF AN AMENDMENT TO ARTICLE 4 OF NEBO'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES, CREATE CLASS A COMMON STOCK AND CLASS B COMMON STOCK AND EFFECT A RECAPITALIZATION OF EXISTING COMMON STOCK

         At the Special Meeting, the shareholders of NEBO will be asked to consider and vote upon an amendment (the "Recapitalization Amendment") to
Article 4 of our Articles of Incorporation to:

o increase the aggregate authorized number of shares of all classes of stock from 200,000,000 to 300,000,000

o authorize the issuance of 165,000,000 shares of Class A common stock, no par value

o authorize the issuance of 35,000,000 shares of Class B common stock, no par value, of which 2,000,000 shares will be designated Series 1 Class B common stock

o reclassify each outstanding one and one-tenth (1/10th) shares of NEBO's existing common stock into (1) one share of Class A common stock, and (2) one-tenth (1/10th) of one share of Series 1 Class B common stock upon surrender of physical share certificates representing the existing common stock for new
         Class A common stock and Series 1 Class B common stock certificates.

         If the Recapitalization Amendment is approved by the shareholders, then after the Class A common stock is qualified for trading on the OTC Bulletin Board and the effective date of the Form 8-A relating to the Class A common stock and Class B common stock filed with the Securities and Exchange Commission, our Board of Directors intends to file articles of amendment to
Article 4 of our Articles of Incorporation reflecting substantially the change contained in the form attached as Appendix B, which will become effective immediately upon acceptance of filing by the Division of Corporations of the State of Utah (the "Effective Time"). The Board of Directors presently intends to file the articles of amendment promptly after the Recapitalization Amendment is approved by the shareholders and the Class A common stock is qualified for trading and registered under the Securities Exchange Act of 1934. However, as permitted by the laws of Utah, the Board of Directors is not required to file the Recapitalization Amendment if it determines that such action would be in the best interest of NEBO. We currently know of no reason why the articles of amendment regarding the Recapitalization Amendment would not be filed if adopted by the shareholders.

Purposes

         After careful consideration of the potential advantages and disadvantages of the Recapitalization Amendment, our Board of Directors believes that the Recapitalization Amendment is in the best interest of NEBO and its shareholders. The material advantages and disadvantages of the Recapitalization Amendment considered by the Board of Directors are set forth herein.

Advantages

         The Board of Directors believes approval of the Recapitalization Amendment and creation of the Class A common stock and Class B common stock will improve our flexibility to issue common equity, convertible debt and preferred stock, including various classes and series of common stock and preferred stock, for sale, conversion or acquisition purposes. For example, in connection with an acquisition or financing our Board of Directors will have the ability to negotiate and issue a new series of Class B common stock or preferred stock with rights different from those rights granted to the holders of Class A common stock and Series 1 Class B common stock. Alternatively, we may find it more beneficial at some point to sell preferred stock than common stock, which could also be convertible into a different series of Class B common stock. This flexibility will allow our Board of Directors to be more creative in the structuring of an acquisition, sale of equity or financing and to complete such transaction more quickly. We, however, have no current agreements or understandings to issue additional equity or convertible debt securities in connection with any acquisition or financing transaction.

         Further, because the common stock will be reclassified into Class A common stock and Series 1 Class B common stock (which is immediately convertible on a one-for-one basis into Class A common stock) with substantially the same rights, preferences and privileges as the existing common stock, and we expect that the Class A common stock, like the existing common stock, will trade on the OTC Bulletin Board, the Board of Directors believes that the recapitalization is fair to the shareholders. In making this determination, the Board of Directors did not obtain and has on intention of obtaining an independent report, opinion or appraisal relating to the fairness of the recapitalization.

         Prior to approving the Recapitalization Amendment, our Board of Directors believed that the price of the shares of existing common stock currently trading on the OTC Bulletin Board may have been artificially depressed due to abnormally high short selling by speculators who are not shareholders of NEBO. Furthermore, our Board of Directors believes that speculators may have also engaged in a practice commonly known as a "naked short" sale, which means that certain brokers may have permitted their short selling customers to sell shares their customers do not own and may have failed to borrow and therefore deliver the shares sold to the purchaser of the shares. Consequently, there may be a substantial number of purchasers who believe they are shareholders of NEBO but who in fact would not be shareholders since their brokers may never have received any shares of NEBO for their account.

         If the shareholders approve the recapitalization, we will issue new share certificates for the Class A common stock and Series 1 Class B common stock upon surrender of physical share certificates for the existing common stock. NEBO will no longer issue certificates for the existing common stock with respect to transfers occurring after the recapitalization. The Board of Directors believes that this procedure may result in short sellers' being required to cover their positions. This procedure will also allow the transfer agent to make an accurate record of all shareholders of record holding old share certificates and determine accurately which shareholders are entitled to receive the new Class A common stock and Series 1 Class B common stock.

         We also believe that without the physical delivery of the old share certificates to ensure a shareholder's right to receive the new share certificates for the Class A common stock and Series 1 Class B common stock, customers of brokerage firms who have had their shares borrowed, or who have purchased shares but have not received delivery of the shares, may not be protected by back office journal entries or similar record keeping and may therefore not ultimately be entitled to receive the Class A common stock and Series 1 Class B common stock resulting from the recapitalization.

         Furthermore, since the Series 1 Class B common stock may not trade on the OTC Bulletin Board, so that the Series 1 Class B common stock may only be obtainable from NEBO in the recapitalization, it may be more difficult for a short seller to "cover" his short position by buying shares of Class A common stock and Series 1 Class B common stock after the recapitalization to replace the shares of existing common stock he has borrowed in a prior short sale transaction.

         If the brokerage firms require that their short selling customers take the required steps to receive both the Class A common stock and Series 1 Class B common stock and "cover" their short positions before the recapitalization, then the market price for the existing common stock could become extremely volatile and unpredictable. There can be no assurances, however, that such a step will be taken. In addition, because we expect the Class A common stock to trade on the OTC Bulletin Board, short selling of the new Class A common stock (and if it publicly trades, the Class B common stock) may resume immediately after the recapitalization.

         The market price of Class A common stock after effectiveness of the Recapitalization Amendment will depend, as does the price of the existing common stock prior to such time, on many factors, including among others, the future performance of NEBO, general market conditions, and conditions relating to similar companies in our industry in general. Accordingly, we cannot predict the price or price range at which the Class A common stock will trade following the effectiveness of the Recapitalization Amendment.

Disadvantages

         Without further shareholder action, the Board of Directors of NEBO could authorize the issuance of all or any part of the additional 100,000,000 shares being authorized, including a new series of Class B common stock with special voting rights by class or with more than one vote per share. Accordingly, such an issuance would have the effect of disproportionably diluting the voting power of the holders of Class A common stock and Series 1 Class B common stock.

         Under Utah law, a future amendment to our Articles of Incorporation will require the vote of each series of Class B common stock, whether or not they have such voting rights, if the proposed amendment would alter or change any preference or any relative or other right given to that class or series of common stock. Such a vote could allow the Series 1 Class B common stock and other series of Class B common stock the power to veto some amendments. Additionally, the Series 1 Class B common stock and other future series of Class B common stock may also have the right to vote as separate classes with respect to significant corporate transactions such as mergers, depending on the terms of the applicable transaction.

         Implementation of the Recapitalization Amendment may affect the decision of certain investors, including institutional investors that would otherwise consider investing in and retaining the existing common stock. As a result of the required return of shares of existing common stock and the practical considerations of retrieving the share certificates for such shares, the new Class A common stock and Series 1 Class B common stock may be deemed to be less attractive to certain investors, including managers of certain institutional investors who may hold physical shares in bank nominee names. NEBO is not aware of the effect, if any, the implementation of the Recapitalization Amendment might have on the continued holdings of institutional investors who currently so hold shares of existing common stock nor does NEBO know how many, if any, such institutional investors own its shares.

         If you are not already a shareholder of record, your broker may charge you a fee if you choose to obtain and/or hold or process physical share certificates in your own name through your broker. In addition, you may have to execute a transfer document when you want to sell your shares or re-register them in street name, which, however, you can do at any time.

         Finally, the reclassification of our common stock into Class A common stock and Series 1 Class B common stock will require us to incur additional expenses, such as printing costs and transfer fees and expenses, in connection with the need to issue physical share certificates and maintain the books and records of the transfers and conversions of the various classes and series of common stock.

Principal Effects of the Recapitalization Amendment

         Corporate Matters. Adoption of the Recapitalization Amendment would have the following effects on our capital structure:

o the aggregate number of all classes of NEBO's authorized shares will be increased from 200,000,000 to 300,000,000

o the number of NEBO's authorized Class A common stock will be 165,000,000 shares;

o the number of NEBO's authorized Class B common stock will be 35,000,000 shares, of which 2,000,000 have been designated as Series 1 Class B common stock;

o each one and one-tenth (1/10th) shares of NEBO's outstanding common stock will be reclassified into one share of Class A common stock and one-tenth (1/10th) of one share of Series 1 Class B common stock;

o each share of Series 1 Class B common stock is immediately convertible on a one-for-one basis into one share of Class A Common Stock and each share of Series 1 Class B common stock also may be redeemed by NEBO at any time for, at the election of the Board of Directors of NEBO, either (A) an equal number of shares of Class A common stock or (B) equivalent cash value; and

o all outstanding options and warrants entitling the holders thereof to purchase shares of NEBO's common stock will enable such holders to purchase, upon exercise of their options or warrants, a proportional number of shares of Class A common stock and Series 1 Class B common stock at an exercise price adjusted to reflect the effects of the Recapitalization Amendment.

         The recapitalization will affect all of our outstanding common stock and the number of shares to be received in the recapitalization will be the same for all of our common stock. The recapitalization will affect all shareholders uniformly and will not affect any shareholder's percentage ownership interest in NEBO except to the extent that the recapitalization results in fractional shares of Class A common stock or Series 1 Class B common stock. Shareholders will not receive fractional shares but may receive cash in lieu of such fractional share upon written request as described below. The number of post-recapitalization shares will be reduced by the aggregate amount of such fractional shares, which will depend on the extent to which there are shareholders presently holding a number of shares different than a multiple of one and one-tenth (1/10th) shares.

         Fractional Shares. No fractional shares will be issued in the recapitalization. In lieu of any such factional share, each holder of common stock who would otherwise be entitled to a fraction of a share of either Class A common stock or Series 1 Class B common stock may receive cash in an amount equal to the average of the closing price of a share of common stock as quoted on the OTC Bulletin Board for the five (5) trading days immediately preceding the Effective Time times such fraction; provided, that NEBO will only pay amounts less than $1.00 to any one shareholder and the shareholder must deliver written notice of such request within 30 days from the Effective Time to NEBO's executive office at 12382 Gateway Parkplace #300 Draper, Utah 84020, attention Corporate Secretary.

         Capital Structure. At the Effective Time, NEBO will have the authority to issue 300,000,000 shares, of which: (1) 165,000,000 shares will be Class A common stock, no par value; (2) 35,000,000 shares shall be Class B common stock, no par value, of which 2,000,000 shares have been designated Series 1 Class B common stock; and (3) 100,000,000 shares will continue as preferred stock.

Summary of Rights and Preferences

         The rights, preferences, privileges and restrictions of the Class A common stock and the Series 1 Class B common stock are set forth in full in the proposed amendment to Article 4 of our Articles of Incorporation set forth as Appendix B to this proxy statement. The following summary should be read in conjunction with, and is qualified in its entirety by reference to, the amendment set forth in Appendix B.

         General. Except as otherwise required by the laws of the State of Utah or as otherwise provided in our Articles of Incorporation, as amended, each share of Class A common stock will have identical rights, preferences, privileges and restrictions as the existing common stock. The Series 1 Class B common stock will have identical rights, preferences, privileges and restrictions as the existing common stock except that each full share of Series 1 Class B common stock will be convertible, at the option of the holder, into one share of Class A common stock. In addition, all shares of Series 1 Class B common stock will be redeemable by NEBO at any time for, at the election of our Board of Directors, either (A) an equal number of shares of Class A common stock or (B) equivalent cash value. Our Board of Directors is also authorized to issue other series of Class B common stock and preferred stock with the designation of each series and their rights, preferences, privileges and restrictions to be determined by our Board of Directors. All outstanding shares of Class A common stock, Series 1 Class B common stock and preferred stock, when validly issued, will be fully paid and non-assessable.

         Voting. All shares of Class A common stock will be entitled to one vote on any matter to be voted on by the shareholders of NEBO. Each share of Series 1 Class B common stock will be entitled to one vote on any matter to be voted on by the shareholders of NEBO and shall vote together with the Class A common stock, except as provided by law. There is no provision in the Recapitalization Amendment permitting cumulative voting. Under our Articles of Incorporation and the laws of the State of Utah, only the affirmative vote of the holders representing a majority of the outstanding voting power of Class A common stock and Series 1 Class B common stock entitled to vote will be required to amend our Articles of Incorporation.

         Dividends and Distributions. Each share of Class A common stock and Series 1 Class B common stock will be equal in respect to dividends and other distributions in cash, stock or property, including distributions in connection with any recapitalization and upon liquidation, dissolution, or winding up of NEBO.

         Mergers, Consolidations and Liquidation. Each holder of Class A common stock and Series 1 Class B common stock will be entitled to receive an equal amount per share consideration in the event of a merger, consolidation or liquidation.

         Preemptive Rights. None of the Class A common stock or Series 1 Class B common stock will carry any preemptive rights enabling a holder to subscribe for or receive shares of NEBO of any class or any other securities convertible into any class of NEBO's shares.

         Other Series of Class B Common Stock. Our Board of Directors is authorized to issue new series of Class B common stock other than the Series 1 Class B common stock and the terms of any new series of Class B common stock, including dividend rates, conversion prices, voting rights, redemption prices and similar matters, shall be determined by our Board of Directors.

         Preferred Stock. Our Board of Directors is authorized to issue the preferred stock and to determine the terms of the preferred stock, including dividend rates, conversion prices, voting rights, redemption prices and similar matters without further approval of the shareholders.

         Future Financings and Acquisitions. We will have authorized 165,000,000 shares of Class A common stock, and 35,000,000 shares of Class B common stock, of which 2,000,000 shares have been designated as Series 1 Class B common stock and 100,000,000 shares of preferred stock. Therefore, our Board of Directors may issue additional shares of Class A common stock, Class B common stock and preferred stock, from time to time in the future, for any proper corporate purpose, including public and private equity offerings, convertible debt offerings, stock splits, stock dividends, acquisitions, warrants, stock option plans, and funding of employee benefit plans. No further action or authorization by our shareholders would be necessary prior to the issuance of additional shares of Class A common stock, Class B common stock, or preferred stock. The future issuance by us of shares of Class A common stock, Class B common stock, or preferred stock may dilute the equity ownership position and the rights, preferences and privileges of existing shareholders. Unissued shares of common stock could be issued in circumstances that would serve to preserve control of our existing management.

         Anti-Takeover Effects. The Recapitalization Amendment could have a potential anti-takeover effect with respect to NEBO. The recapitalization involves the authorization of 100,000,000 additional shares of stock. Without further shareholder action, the Board of Directors of NEBO could authorize the issuance of all or any part of such additional shares, including a new series of Class B common stock with special voting rights by class or with more than one vote per share, to a "white knight" in order to deter a potential buyer of NEBO. As a result, the recapitalization might have the effect of preventing or discouraging an attempt by a party unable to obtain the approval of the Board of Directors of NEBO to take over or otherwise gain control of NEBO. As of the date of this proxy statement, management knows of no specific effort to accumulate securities of NEBO or to obtain control of NEBO by means of a merger, amalgamation, tender offer or solicitation in opposition to management or otherwise.

         OTC Bulletin Board; Registration Under the Securities Exchange Act of 1934. In connection with the recapitalization, NEBO will use its best efforts to have the Class A common stock qualified for trading on the OTC Bulletin Board. It is expected that the Class A common stock will begin trading at approximately the same time as the existing common stock is removed from trading on the OTC Bulletin Board at or about the Effective Time. We do not intend to take any action to have the Series 1 Class B common stock qualified for trading on the OTC Bulletin Board or listed on any exchange.

         The recapitalization of our common stock into Class A common stock and Series 1 Class B common stock will be exempt from registration pursuant to
Section 3(a)(9) of the Securities Act of 1933. However, holders of restricted shares of common stock will continue to hold restricted Class A common stock and Series 1 Class B common stock after the recapitalization. Both the Class A common stock and Series 1 Class B common stock will be registered under the Securities Exchange Act of 1934, and we will continue to file periodic reports and proxy statements with the Securities and Exchange Commission.

         Effect on Market Value and Price. The market price of the Class A common stock after effectiveness of the Recapitalization Amendment will depend, as does the price of existing common stock prior to such time, on many factors, including among others, the future performance of NEBO, general market conditions, and conditions relating to similar companies similar in our industry in general. Accordingly, we cannot predict the prices or price range at which the Class A common stock will trade following the effectiveness of the Recapitalization Amendment. We do not believe that there will be a market for the Series 1 Class B common stock. However, each share of Series 1 Class B common stock will be immediately convertible, at the option of the holder, into one share of Class A common stock.

         Certain Federal Income Tax Consequences. The following is a summary of certain U.S. federal income tax consequences to the shareholders of NEBO resulting from the recapitalization of existing common stock for Class A common stock and Series 1 Class B common stock. The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, administrative pronouncements, judicial decisions and Treasury Regulations, all of which are subject to change, possibly with retroactive effect. The following discussion assumes that the shareholders hold their existing common stock as a capital asset. The following discussion does not purport to be a complete discussion of all U.S. federal income tax considerations resulting from the recapitalization of existing common stock for Class A common stock and Series 1 Class B common stock. The following discussion does not address the tax consequences to the holders of any options or warrants to purchase existing common stock. The following discussion also does not address the tax consequences resulting under state, local or non-U.S. tax laws. In addition, the following discussion may not apply, in whole or in part, to particular categories of our shareholders, such as dealers in securities, insurance companies, non-U.S. persons, tax-exempt organizations, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons that own securities that are a hedge or that are hedged against interest rate or currency risks, persons that own securities as part of a straddle or conversion transaction for tax purposes, persons whose functional currency for tax purposes is not the U.S. dollar, financial institutions and shareholders that acquired existing common stock upon the exercise of compensatory stock options or otherwise as compensation.

         The following discussion is included for general information only. All shareholders are urged to consult their tax advisors to determine the specific tax consequences resulting from the recapitalization of existing common stock for Class A common stock and Series 1 Class B common stock, including any state, local or non-U.S. tax consequences.

         The recapitalization will constitute a "reorganization" within the meaning of Section 368(a)(1)(E) of the Code. Accordingly, a shareholder will recognize no gain or loss on the substitution of its existing common stock with Class A common stock and Series 1 Class B common stock, except with respect to cash received for any fractional shares. A shareholder's aggregate tax basis in its existing common stock will be allocated between its Classes A common stock and its Series 1 Class B common stock in proportion to the fair market value of each share of Class A common stock and Series 1 Class B common stock at the Effective Time.

         If a shareholder acquired its shares of existing common stock in different lots at different prices, the basis of the shares of Class A common stock and Series 1 Class B common stock received will be calculated separately with respect to each lot of existing common stock replaced by Class A common stock and Series 1 Class B common stock, provided such shareholder takes adequate steps to identify the shares of Class A common stock and Series 1 Class B common stock received with respect to the different lots of existing common stock. A shareholder's holding period for its Class A common stock and its Series 1 Class B common stock will include such shareholder's holding period for its existing common stock.

         Return of Shares of Common Stock for Shares of Class A Common Stock and Series 1 Class B Common Stock. To complete the recapitalization, all outstanding share certificates representing shares of our existing common stock must be returned to our transfer agent, Colonial Stock Transfer, 66 Exchange Place, Salt Lake City, UT 84111, so that shares of the new Class A common stock and Series 1 Class B common stock may be issued.

         If you are not a shareholder of record holding physical share certificates, you may want to contact your broker and request your broker to obtain physical share certificates to confirm your share ownership and obtain new physical share certificates for the Class A common stock and Series 1 Class B common stock.

         Transmittal forms will be sent by our transfer agent to each shareholder of record to be used in forwarding each shareholder's existing share certificate(s) (the "Old Certificates") for surrender for certificate(s) representing the appropriate number of shares of new Class A common stock and Series 1 Class B common stock. After receipt of such transmittal form, each holder should surrender his or her Old Certificates. The transmittal forms will be accompanied by instructions specifying other details of the surrender and replacement. The transmittal form will also be posted on our website and can be downloaded from the website.

         After the Effective Time, each Old Certificate that previously represented shares of existing common stock will only represent the right to receive the shares of new Class A common stock and Series 1 Class B common stock. The holder of Old Certificates not surrendered will not be entitled to receive any dividends or other distributions payable by us after the Effective Time until the Old Certificates have been surrendered. Such dividends and distributions, if any, will be accumulated, and at the time of the surrender of the Old Certificates, all such unpaid dividends or distributions will be paid without interest. After the Effective Time, neither Old Certificates nor the existing common stock will continue to trade on the OTC Bulletin Board.

STOCKHOLDERS SHOULD NOT SEND THEIR SHARE CERTIFICATES TO THE TRANSFER AGENT UNTIL THEY RECEIVE A TRANSMITTAL FORM OR DOWNLOAD A TRANSMITTAL FORM FROM OUR WEBSITE.

Vote Required for Approval of Recapitalization Amendment

         The affirmative vote of holders representing a majority of the outstanding voting power of existing common stock at the record date is needed to approve the Recapitalization Amendment. Unless otherwise directed, proxies in the accompanying form will be voted "FOR" the Recapitalization Amendment.

AS NOTED ABOVE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR PROPOSAL 2.

                            TRADING MARKET AND PRICE


         The company's common stock began trading in the over-the-counter ("OTC") market in November 2001. Its stock is included on the OTC Electronic Bulletin Board under the symbol "NEBO". The following table summarizes data from the OTC Electronic Bulletin Board indicating the high and low bid prices for a share of common stock during the fourth quarter of 2001, during which the shares were traded. These prices reflect inter-dealer prices without retail markup, markdown or commission, are not necessarily representative of actual transactions, or of the value of the company's securities, and are, in all likelihood, not based upon any recognized criteria of securities valuation as used in the investment banking community.


                                                         High              Low
Fiscal Year 2001
Fourth Quarter, ending December 31, 2001                 $.80              $.26

Fiscal Year 2002
First Quarter, ending March 31, 2002                     $.70              $.22


         Holders. As of July 2, 2002, there were approximately 84 holders of record in named accounts and an unknown number of holders with shares in street name of the company's common stock and 17,221,000 shares issued and outstanding.


         Dividends. Since its incorporation, the company has not declared any dividend on its common stock. The company does not anticipate declaring a dividend on its common stock for the foreseeable future.


         Dilution. The company has a large number of shares of common stock authorized in comparison to the number of shares issued and outstanding. The board of directors determines when and under what conditions and at what prices to issue the company's stock. In addition, a significant number of shares of common stock of the company are reserved for issuance upon exercise of purchase rights under stock options and warrants.


         The issuance of any shares of common stock, whether in connection with new equity offerings, acquisitions, or the exercise of options, warrants, or conversion rights will result in dilution of the equity and voting interests of existing shareholders.


         Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Colonial Stock Transfer Company, 66 Exchange Place, Salt Lake City, UT 84111.



                                 STOCK OWNERSHIP

         The following table sets forth information with respect to the beneficial ownership of the company's common stock as of July 2, 2002 by (1) each person, or group of affiliated persons, who is known by the company to own beneficially more than five percent of the common stock; (2) each director; (3) each executive officer; and (4) all directors and executive officers as a group. Unless otherwise noted, the address of each beneficial owner listed below is c/o the company at its corporate offices.

                                                                                                     Percentage
                                                                                                      of Shares
Name of Shareholder                                              Number of Shares (1)                 Owned (2)
-------------------                                              --------------------                 ---------

5% or more Shareholders:
Aspen Capital Group
8989 S. Schofield Cir.
Sandy, Utah 84093                                                      1,350,000                          8.9%

Officers and Directors
Scott Holmes (3)                                                       1,969,800                          13.0%
Mont Warren (4)                                                           37,500                          *
All directors and officers as a group (2 Persons)                      2,110,800                          13.9%

* Less than one percent.


     (1) Based on [Number] shares outstanding at July 2, 2002.


     (2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are exercisable or convertible within 60 days of the date of this proxy statement, are deemed outstanding. Those shares, however, are not deemed outstanding for purposes of computing the ownership of any other person.


      (3)Includes options to purchase 50,000 shares that are or become exercisable within 60 days of the date of this proxy statement.


     (4) Includes options to purchase 37,500 shares that are or become exercisable within 60 days of the date of this proxy statement.



                             ADDITIONAL INFORMATION

         Copies of our Annual Report on Form 10-KSB for the year ended December 31, 2001 and Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2002 will be provided to any requesting shareholder at our cost. Shareholders should direct their request to: NEBO Products, Inc., 12382 Gateway Parkplace, Suite 300, Draper, Utah 84020, Attention: Mont Warren, Corporate Secretary. Additionally, our Form 10-KSB may be accessed on the Internet at the Securities and Exchange Commission's web site, www.sec.gov.


                       SUBMISSION OF STOCKHOLDER PROPOSALS

         Any proposal to be presented by a shareholder at our 2002 Annual Meeting of Shareholders must be received by NEBO no later than July 15, 2002, so that it may be considered by us for inclusion in our proxy statement and form of proxy relating to that meeting.

         Proposals must comply with the proxy rules relating to shareholder proposals, in particular Rule 14a-8 under the Securities Exchange Act of 1934, to be included in NEBO's 2002 proxy materials. Shareholders who wish to submit a proposal for consideration at NEBO's 2002 Annual Meeting of Shareholders, but who do not wish to submit a proposal for inclusion in NEBO's proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, should deliver a copy of their proposal no later than 45 days prior to the day and month of the notice of meeting pertaining to the 2002 Annual Meeting of Shareholders during the year 2002 and otherwise comply with the notice provisions of NEBO's bylaws. If a shareholder fails to provide such 45-day notice, the respective proposal need not be addressed in the proxy materials and the proxies may exercise their discretionary voting authority when the proposal is raised at the Annual Meeting. In either case, proposals should be delivered to NEBO Products, Inc., 12382 Gateway Parkplace, Suite 300, Draper, Utah 84020, Attention: Mont Warren, Corporate Secretary.


                                  OTHER MATTERS

         Our Board of Directors knows of no matters that are expected to be presented for consideration at the Special Meeting other than those described in this proxy statement. Should any other matter properly come before the Special Meeting, however, the persons named in the form of proxy accompanying this proxy statement will vote all shares represented by proxies in accordance with their best judgment on such matters.

By Order of the Board of Directors



/s/Mont Warren
---------------------------
Mont Warren
Secretary

Dated: July 2, 2002

-------------------------------------------------------------------------------
                                   APPENDIX A

ARTICLE 1 OF THE ARTICLES OF INCORPORATION OF NEBO PRODUCTS, INC. AS PROPOSED TO BE AMENDED AND RESTATED:

                                   Article 1.

          The name of the Corporation is NEBO Products Holdings, Inc.


-------------------------------------------------------------------------------
                                   APPENDIX B

ARTICLE 4 OF THE ARTICLES OF INCORPORATION OF NEBO PRODUCTS, INC. AS PROPOSED TO BE AMENDED AND RESTATED:

                                Article 4. Stock

4.1 Authorized Shares. The aggregate number of shares which the Corporation shall have the authority to issue is Three Hundred Million (300,000,000) of which: (i) One Hundred Sixty-Five Million (165,000,000) shares shall be Class A common stock, no par value; (ii) Thirty Five Million (35,000,000) shares shall be Class B common stock, no par value; and One Hundred Million (100,000,000) shares shall be preferred stock, no par value. All of the shares of the Corporation's capital stock shall be non-assessable.

4.2. Reclassification of Shares of Common Stock. Upon acceptance of filing of these Articles of Amendment to the Articles of Incorporation and their becoming effective pursuant to the laws of the State of Utah (the "Effective Time"), each one and one-tenth (1/10th) share of the Corporation's common stock, no par value, then issued, including shares held in the treasury of the Corporation, shall be reclassified for (i) one (1) share of fully paid and nonassessable Class A common stock and (ii) subject to the third succeeding sentence, one-tenth of one (1/10th) share of fully paid and nonassessable Series 1 Class B common stock. As soon as practicable after the Effective Time, the Corporation's transfer agent shall mail a transmittal letter to each record holder, as of immediately prior to the Effective Time, of the common stock requiring each holder to exchange his or her certificate. Each holder of any certificate or certificates that immediately prior to the Effective Time represented the common stock, upon surrender of such certificate or certificates to the Corporation or its transfer agent, shall be entitled to receive, subject to the succeeding sentence, certificates representing a number of shares of Class A common stock equal to .9090909, and shares of Series 1 Class B common stock equal to ..0909090, times the number of shares of common stock shown on the face of such certificate or certificates. The Corporation will not issue certificates representing fractional shares of either the Class A common stock or Series 1 Class B common stock and, in lieu of a fractional share of either the Class A common stock or Series 1 Class B common stock, the Corporation will pay cash in an amount equal to the average of the closing price of a share of common stock as quoted on the OTC Bulletin Board for the five (5) trading days immediately preceding the Effective Time times such fraction; provided, that the Corporation will only pay amounts less than one dollar ($1.00) to any one shareholder if the shareholder delivers written notice of such request to the Corporation's registered agent at the registered address within 30 days from the date hereof. All shareholders of record on the record date must surrender the physical share certificates representing shares of the Corporation's common stock for new share certificates representing the Class A common stock and the Series 1 Class B common stock.

4.3. Class A common stock. The voting powers, designations, preferences, limitations, restrictions and relative rights of the Class A common stock shall be as follows:

     4.3.1 Voting Rights. Except as required by law, at every meeting of shareholders of the Corporation, every holder of Class A common stock shall be entitled to one vote, in person or by proxy, for each share of Class A common stock outstanding in such holder's name on the stock transfer records of the Corporation, and shall vote together with the Series 1 Class B common stock.

     4.3.2 Distribution of Assets. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any other of the Corporation's securities, the holders of the Class A common stock and Series 1 Class B common stock will be entitled to receive all the assets of the Corporation available for distribution to its shareholders ratably in proportion to the number of shares held by them.

     4.3.3 Dividends. Holders of Class A common stock and Series 1 Class B common stock shall be entitled to receive, on an equal basis, such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of the assets or funds of the Corporation legally available therefor.

4.4      Class B Common Stock

The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and provisions of this Article 4, to provide for the issuance of shares of Class B common stock in series, and by filing a certificate pursuant to the applicable law of the State of Utah, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualification limitations or restriction thereof. The authority of the Board of Directors with respect to each series of Class B Common (other than the Series 1 Class B common stock) shall include, but not be limited to, the determination of the following:

     4.4.1 Designation of Series. The number of shares constituting that series and the distinctive designation of that series;

     4.4.2 Dividends. The dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

     4.4.3 Voting Rights. Whether that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights;

     4.4.4 Conversion Privileges. Whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

     4.4.5 Redemption. Whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

     4.4.6 Sinking Fund. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

     4.4.7 Distribution of Assets. The rights of the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

     4.4.8 Other Rights. Any other relative rights, preferences and limitations of that series.

4.5. Initial Series of Class B common stock. The Corporation's Class B common stock shall initially consist of one series: Series 1 Class B common stock, whose terms and conditions are set forth below:

     4.5.1 Designation and Amount. The shares of such series shall be designated as "Series 1 Class B common stock" and the initial number of shares constituting such series shall be Three Million (3,000,000).

     4.5.2 Voting Rights. Except as required by law, at every meeting of shareholders of the Corporation, every holder of Series 1 Class B common stock shall be entitled to one vote, in person or by proxy, for each share of Series 1 Class B common stock outstanding in such holder's name on the stock transfer records of the Corporation, and shall vote together with the Class A common stock.

     4.5.3 Distribution of Assets. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any other of the Corporation's securities, the holders of the Series 1 Class B common stock and Class A common stock will be entitled to receive all the assets of the Corporation available for distribution to its shareholders ratably in proportion to the number of shares held by them.

     4.5.4 Dividends. Holders of Series 1 Class B common stock and Class A common stock shall be entitled to receive, on an equal basis, such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of the assets or funds of the Corporation legally available therefor.

     4.5.5 Conversion of the Series 1 Class B common stock. Each share of Series 1 Class B common stock may at any time be converted at the election of the holder thereof into one fully paid and nonassessable share of Class A common stock. Any holder of shares of Series 1 Class B common stock may elect to convert any or all of such shares at one time or at various times in such holder's discretion. Such right shall be exercised by the surrender of the certificate representing each share of Series 1 Class B common stock to be converted to the agent for the registration for transfer of shares of Series 1 Class B common stock at its office, or to the Corporation at its principal executive offices, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the transfer agent or by the Corporation) by instruments of transfer, in form satisfactory to the transfer agent and to the Corporation, duly executed by such holder or his duly authorized attorney. The issuance of a certificate or certificates for shares of Class A common stock upon conversion of shares of Series 1 Class B common stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate or certificates is or are to be issued in a name other than that of the holder of the share or shares of Series 1 Class B common stock converted, the person or persons requesting the issuance thereof shall pay to the transfer agent or to the Corporation the amount of any tax which may be payable in respect of any such transfer, or shall establish to the satisfaction of the transfer agent or of the Corporation that such tax has been paid. As promptly as practicable after the surrender for conversion of a certificate or certificates representing shares of Series 1 Class B common stock and the payment of any tax as hereinbefore provided, the Corporation will deliver or cause to be delivered at the office of the transfer agent to, or upon the written order of, the holder of such certificate or certificates, a certificate or certificates representing the number of shares of Class A common stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be irrevocable and shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate or certificates representing shares of Series 1 Class B common stock (if on such date the transfer books of the Corporation shall be closed, then immediately prior to the close of business on the first date thereafter that said books shall be open), and all rights of such holder arising from ownership of such shares of Series 1 Class B common stock shall cease at such time, and the person or persons in whose name or names the certificate or certificates representing shares of Class A common stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A common stock at such time and shall have and may exercise all the rights and powers appertaining thereto. No adjustments in respect of past cash dividends shall be made upon the conversion of any share of Series 1 Class B common stock; provided, however, that if any shares of Series 1 Class B common stock shall be converted subsequent to the record date for the payment of a cash or stock dividend or other distribution on shares of Series 1 Class B common stock but prior to such payment, the registered holder of such shares at the close of business on such record date shall be entitled to receive the cash or stock dividend or the distribution payable to holders of the Series 1 Class B common stock. The Corporation shall at all times reserve and keep available, solely for the purpose of issue upon conversion of outstanding shares of Series 1 Class B common stock, such number of shares of Class A common stock as may be issuable upon the conversion of all such outstanding shares of Series 1 Class B common stock, provided, the Corporation may deliver shares of Class A common stock which are held in the treasury of the Corporation for shares of Series 1 Class B common stock to be converted. If any shares of Class A common stock require registration with or approval of any governmental authority under any federal or state law before such shares of Class A common stock may be issued upon conversion, the Corporation will cause such shares to be duly registered or approved, as the case may be. All shares of Class A common stock, which may be issued upon conversion of shares of Series 1 Class B common stock, will, upon issue, be fully paid and nonassessable.

     In the event that the Corporation shall (i) declare a stock dividend, or make a distribution, on the outstanding Class A common stock payable in shares of Class A common stock; (ii) subdivide or split the outstanding Class A common stock; or (iii) combine the outstanding Class A common stock into a smaller number of shares of Class A common stock, then, in each such case, the number of Class A common stock issuable upon the conversion of the Series 1 Class B common stock shall be adjusted proportionately with cash paid in lieu of fractions of Class A common stock upon conversion.

     4.5.6 Redemption. Each share of the Series 1 Class B common stock may be redeemed, at the option of the Corporation, at any time or from time to time. The redemption price for each share of the Series 1 Class B common stock shall be equal to the closing price of one share of Class A common stock for the business day immediately prior to the date of redemption as quoted on the OTC Bulletin Board, the NASDAQ Stock Market, an exchange upon which the Class A common stock may be listed or qualified for trading, or Inter-dealer Automated Quotation System, plus all declared but unpaid dividends as of the date of redemption. At the option of the Board of Directors of the Corporation, the Corporation may pay the redemption price in either cash, shares of Class A common stock valued at the closing price of one share of Class A common stock for the business day immediately prior to the date of redemption or a combination thereof. In the event the Corporation shall redeem shares of Series 1 Class B common stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation.

4.6. Preferred Stock. The Preferred Stock may be issued by the Corporation from time to time in one or more series and in such amounts as may be determined by the Board of Directors. The designations, voting rights, amounts of preference upon distribution of assets, rates of dividends, premiums of redemption, conversion rights and other variations, if any, the qualifications, limitations or restrictions thereof, if any, of the Preferred Stock, and of each series thereof, shall be such as are fixed by the Board of Directors, the authority so to do being hereby expressly granted, as stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of such series of Preferred Stock (a "Director's Resolution"). The authority of the Board of Directors with respect to each such series of Preferred Stock shall include, but shall not be limited to, determination of the following:


     4.6.1. Designation of Series. The distinctive serial designation and number of shares comprising each such series;


     4.6.2. Dividends. The rate of dividends, if any, on the shares of that series, whether dividends shall be non-cumulative, cumulative to the extent earned or cumulative (and, if cumulative, from which date or dates), whether dividends shall be payable in cash, property or rights, or in shares of the Corporation's capital stock, and the relative priority, if any, of payment of dividends on shares of that series over shares of any other series;


     4.6.3. Redemption. Whether the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, the event or events upon or after which they shall be redeemable or at whose option they shall be redeemable, and the amount per share payable in case of redemption (which amount may vary under different conditions and at different redemption dates) or the property or rights, including securities of any other corporation, payable in case of redemption;


     4.6.4. Sinking Fund. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amounts payable into such sinking fund;


     4.6.5. Distribution of Assets. The rights, if any, to which the holders of the shares of that series shall be entitled in the event of voluntary involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series in any such event;


     4.6.6. Conversion Privileges. Whether the shares of that series shall be convertible into or exchangeable for shares of stock of any other class of the capital stock of the Corporation or any other series of Preferred Stock of the Corporation or the securities of any other entity and, if so, the terms and conditions of such conversion or exchange, including the rate or rates of conversion or exchange, the date or dates upon or after which or the events upon which they shall be convertible or exchangeable or at whose option they shall be convertible or exchangeable, and the method, if any, of adjusting the rates of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event;


     4.6.7. Restrictions on Other Series. Whether the issuance of any additional shares of such series shall be subject to restrictions, or whether any shares of any other series shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series;


     4.6.8. Voting. Voting rights, if any, including, without limitation, the authority to confer multiple votes per share, voting rights as to specified matters or issues or, subject to the provisions of these Articles of Incorporation, voting rights to be exercised either together with holders of Common Stock as a single class, or independently as a separate class; and


     4.6.9. Other Rights. Any other preferences, privileges and powers, and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of these Articles of Incorporation and as shall now or hereafter be permitted by the Utah Revised Business Corporation Act, as amended.







                                      PROXY
                               NEBO PRODUCTS, INC.

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                         SPECIAL MEETING OF STOCKHOLDERS
                          To Be Held on August 3, 2002

         The shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Scott Holmes as proxy, with full power of substitution, and hereby authorize(s) him to represent and vote all shares of Common Stock of the Company which the shareholder(s) would be entitled to vote on all matters which may come before the Special Meeting of Shareholders to be held in the law offices of Sonfield and Sonfield located at 770 South Post Oak Lane, Suite 435, Houston, Texas 77056, at 10:00 o'clock a.m. Central Daylight Time, on Wednesday, August 3, 2002, or at any adjournment thereof. The proxy shall vote subject to the directions indicated on the reverse side of this card and the proxy is authorized to vote in his discretion upon such other business as may properly come before the meeting and any adjournments or postponements thereof. The proxy will vote as the Board of Directors recommends where a choice is not specified.

                  1. To consider and approve a proposal to amend Article 1 of NEBO's Articles of Incorporation to change the corporate name to NEBO Products Holdings, Inc.

                           |_| FOR |_| AGAINST |_| ABSTAIN

                  2. To consider and approve a proposal to amend Article 4 of NEBO's Articles of incorporation to: (i) create 165,000,000 shares of Class A common stock, no par value, and 35,000,000 shares of Class B common stock, no par value, of which 2,000,000 shares are designated Series 1 Class B common stock; and (ii) reclassify each outstanding one and one-tenth (1/10th) shares of NEBO's existing common stock into (a) one (1) share of Class A common stock and (b) one-tenth (1/10th) of one share of Series 1 Class B common stock upon surrender of physical share certificates representing the existing common stock for new Class A common stock and Series 1 Class B common stock certificates.

                           |_| FOR |_| AGAINST |_| ABSTAIN

         Please complete, sign, date and mail the enclosed Proxy in the accompanying envelope even if you intend to be present at the meeting. Returning the proxy will not limit your right to vote in person or to attend the Special Meeting, but will ensure your representation if you cannot attend. If you hold shares in more than one name, or if your stock is registered in more than one way, you may receive more than one copy of the proxy material. If so, please sign and return each of the proxy cards that you receive so that all of your shares may be voted. The Proxy is revocable at any time prior to its use.



SIGNATURE(S)

---------------------------

----------------------------

DATE: _____________________

(Note: Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)